As filed with the Securities and Exchange Commission on June 3, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

Stealth BioTherapeutics Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Stealth BioTherapeutics Corp c/o Intertrust Corporate Services (Cayman) Limited One Nexus Way, Camana Bay Grand Cayman KY1-9005 Cayman Islands	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

2019 Share Incentive Plan

2020 ADS Incentive Plan

(Full title of the plan)

 ________________________________________________________________

Stealth BioTherapeutics Inc.

140 Kendrick Street

Building C-West

Needham, MA 02494

(Name and address of agent for service)

(617) 600-6888

(Telephone number, including area code, of agent for service)

 ___________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2019 Share Incentive Plan, as amended (the “2019 Plan”), and the 2020 ADS Incentive Plan (the “2020 Plan”) of Stealth BioTherapeutics Corp (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which Registration Statements on Form S-8 relating to the 2019 Plan and the 2020 Plan have previously been filed and are effective.  Pursuant to General Instruction E to Form S-8, except in each case for Item 8, Exhibits, this Registration Statement on Form S-8 incorporates by reference the contents of the following Registration Statements on Form S-8, previously filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•	the Registration Statement on Form S-8, File No. 333-230452, previously filed with the Commission on March 22, 2019, relating to the 2019 Plan;
•	the Registration Statement on Form S-8, File No. 333-237541, previously filed with the Commission on April 2, 2020, relating to the 2020 Plan; and
•	the Registration Statement on Form S-8, File No. 333-253601, previously filed with the Commission on February 26, 2021, relating to the 2020 Plan

Item 8.   Exhibits.

The following exhibits are incorporated herein by reference:

Exhibit Number	Description
4.1

Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F, filed with the Commission on April 1, 2020)

4.2

Deposit Agreement among the Registrant, Citibank, N.A., as depositary, and all Owners and Holders of ADSs issued thereunder (incorporated herein by reference to Exhibit 99.3 to the Registrant’s Report of Foreign Private Issuer on Form 6-K, filed with the Commission on March 5, 2019)

5.1	Opinion of Walkers
23.1	Consent of Walkers (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included on the signature pages of this Registration Statement)
99.1	2019 Share Incentive Plan, as amended (incorporated by reference herein to Exhibit 4.5 to the Registrant’s Annual Report on Form 20-F, filed with the Commission on April 1, 2020)
99.2	2020 ADS Incentive Plan (incorporated herein by reference to Exhibit 4.20 to the Registrant’s Annual Report on Form 20-F, filed with the Commission on April 1, 2020)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Needham, Commonwealth of Massachusetts, on this 3rd day of June, 2022.

Stealth BioTherapeutics Corp
By:	/s/ Irene P. McCarthy
Name: Irene P. McCarthy Title:Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Stealth BioTherapeutics Corp, hereby severally constitute and appoint Irene P. McCarthy and Henry Hess, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Stealth BioTherapeutics Corp to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the U.S. Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Irene P. McCarthy	Chief Executive Officer and Director (principal executive officer, principal financial officer and principal accounting officer)	June 3, 2022
Irene P. McCarthy

/s/ Gerald L. Chan	Director	June 3, 2022
Gerald L. Chan, Sc.D.

/s/ Francis Chen	Director	June 3, 2022
Francis Chen, Ph.D.

/s/ Louis Lange	Director	June 3, 2022
Louis Lange, M.D., Ph.D.

/s/ Kevin McLaughlin	Director	June 3, 2022
Kevin McLaughlin

/s/ Edward P. Owens	Director	June 3, 2022
Edward P. Owens

/s/ Eve E. Slater	Director	June 3, 2022
Eve E. Slater, M.D., F.A.C.C.

STEALTH BIOTHERAPEUTICS INC.

Authorized Representative in the United States

By:	/s/ Irene P. McCarthy
Name:	Irene P. McCarthy
Title:	Chief Executive Officer